UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 9, 2017

Chicago Rivet & Machine Co.
(Exact Name of Registrant as Specified in its Charter)

Illinois
(State or Other Jurisdiction of Incorporation)

000-01227	36-0904920
(Commission File Number)	(IRS Employer Identification No.)

901 Frontenac Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (630) 357-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 9, 2017.  At the meeting, (1) the seven nominees named in the Company’s proxy statement dated March 24, 2017 were elected to serve for a term ending at the Annual Meeting in 2018 and (2) the selection of Crowe Horwath LLP to serve as the Company’s independent registered public accounting firm for 2017 was ratified.

The voting results for each proposal are set forth below:

Election of Directors:

	Votes For	Votes Withheld	Broker Non-Votes

Michael J. Bourg	587,409	25,526	247,741
Edward L. Chott	565,994	49,055	247,741
Kent H. Cooney	602,463	18,135	247,741
William T. Divane, Jr.	597,630	20,770	247,741
John A. Morrissey	593,668	21,952	247,741
Walter W. Morrissey	594,266	21,696	247,741
John L. Showel	590,194	24,212	247,741

Ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2017:

Votes For	Votes Against	Abstentions	Broker Non-Votes

837,511	9,188	7,450	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO.

/s/ Michael J. Bourg
Date: May 11, 2017	Michael J. Bourg
President and Treasurer